EMPLOYMENT AGREEMENT

THIS AGREEMENT, made this 8th day of April, 2005, to be effective as of April 1, 2004 (the “Effective Date”) is by and between NCO Financial Systems, Inc., a Pennsylvania corporation, (“Company”), and John Schwab, an individual (“Employee”).

WITNESSETH:

WHEREAS, Company wishes to employ Employee and Employee agrees to accept employment and be employed by Company on the terms and conditions to be contained in this Agreement.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein, intending to be legally bound hereby, Company and Employee agree as follows:

1. Definitions. As used herein, the following terms shall have the meanings set forth below unless the context otherwise requires:

“Affiliate” shall mean a person who with respect to any entity, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Annual Bonus” shall mean the bonus payment referenced in Section 5, as such amount shall be determined by Company’s Board Compensation Committee.

“Base Compensation” shall mean the annual rate of compensation set forth in Section 5, as such amount may be adjusted, upon mutual agreement from time to time.

“Board” shall mean the Board of Directors of Company.

“Business” shall mean the business conducted by Company on the date of execution of this Agreement, including without limitation any business in the collection and/or management of accounts receivable, and/or any business in the customer relations management business (commonly known as “CRM” business) and including business activities in developmental stages, business activities which may be developed by Company, or any Subsidiary or corporate parent thereof or entity sharing a common corporate parent with Company, during the period of Employee’s employment by Company, and all other business activities which flow from a reasonable expansion of any of the foregoing, including any business engaged in by Company subsequent to the execution of this Agreement in which Employee participates.

“Cause” shall mean any one or more of the following:

(a) if Employee is convicted of a felony involving fraud, theft or embezzlement or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense; or

(b) if Employee commits any act of fraud or deliberate misappropriation relating to or involving Company; or

(c) habitual intoxication or drug addiction; or

(d) if Employee commits a material breach of this Agreement, including, but not limited to, failure to comply with the rules and regulations of Company as defined in Company’s handbook, as modified from time to time, act of insubordination, or failure to perform the duties hereunder to Company’s reasonable satisfaction, which breach is not cured by Employee after thirty (30) days prior written notice and opportunity to cure.

“Commencement Date” shall be the Effective Date as specified in Section 4 hereof.

“Confidential Information” shall have the meaning specified in Section 14(c) hereof.

“Customer” shall mean any individual or entity to whom Company has provided goods or services and with whom Employee had, alone or in conjunction with others, Material Contact during the twelve (12) months prior to the termination of employee’s employment.

“Disability” shall mean Employee’s inability, for a period of 90 consecutive days, or more than 180 days in the aggregate over a consecutive period of eighteen months, to perform the essential duties of Employee’s position, with or without any reasonable accommodation required by law, due to a mental or physical impairment which substantially limits one or more major life activities.

“Restricted Area” shall have the meaning specified in Section 14(a) hereof.

“Restricted Period” shall mean:

(a) For purposes of Section 14(a)(A), from the date hereof until one (1) year after the later of the date that (i) Employee’s employment is terminated by either Employee or Company for any reason whatsoever; or (ii) the final payment is made by Company to Employee pursuant to this Agreement or any other agreement between the parties hereto; and

(b) For purposes of Section 14(a)(B) and 14(c), for a period of two (2) years after the later of the date that (i) Employee’s employment is terminated by either Employee or Company for any reason whatsoever; or (ii) the final payment is made by Company to Employee pursuant to this Agreement or any other agreement between the parties hereto.

“Severance Payments” shall mean the severance payment due and payable employee in accordance with that terms of Section 10 of this Agreement.

“Signing Bonus” shall mean Ten Thousand Dollars ($10,000) payable to Employee with three (3) business days of Employee’s execution of this Agreement.

“Subsidiary” shall mean any corporation in which Company owns directly or indirectly 50% or more of the voting stock or 50% or more of the equity; or any other venture in which it owns either 50% or more of the voting rights or 50% or more of the equity.

“Term of Employment” shall mean the period specified in Section 4 hereof and any extension thereof and as the same may be modified in accordance with this Agreement.

2. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

3. Office and Duties.

(a) Employee’s corporate designation shall be Senior Vice President, Accounting, and he shall also service as Chief Accounting Officer of Company. In such capacity, Employee shall render such services as are necessary and desirable to protect and advance the best interests of Company, acting, in all instances, under the supervision of and in accordance with the directions issued by the Company’s Chief Financial Officer or his designee.

(b) For as long as Employee shall remain an employee of Company, Employee’s entire working time, energy, skill and best efforts shall be devoted to the performance of Employee’s duties hereunder in a manner which will faithfully and diligently further the business and interests of Company.

(c) Employee’s services will be conducted at Company’s offices in Horsham, Pennsylvania and at such other places as Employee’s duties may require; provided however, that Employee shall not be required by Company to relocate his principal residence without his consent, and shall not be required to perform his normal duties hereunder in any location that is greater than fifty (50) miles from his principal residence, except in the course of normal daily business travel.

4. Term. Employee shall be employed by Company for a term of three (3) years (the “Term”), commencing on the Effective Date and ending on the third (3rd) anniversary thereof, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the Term or any Additional Term (as hereinafter defined) by giving the other party written notice of such election at least sixty (60) days before the expiration of the Term or any Additional Term, the Term of Employment shall be deemed to have been extended for an additional term of one (1) year (“Additional Term”) commencing on the day after the expiration of the Term or any Additional Term and thereafter from year to year until terminated in accordance herewith.

5. Compensation and Benefits. For all of the service rendered by Employee to Company, Employee shall receive Base Compensation, Annual Bonus and any other compensation in accordance with the provisions set forth in Exhibit “A” attached hereto and made part hereof. Defined terms in Exhibit “A” have the same meaning when used in this Agreement.

6. Fringe Benefits. As part of his compensation, Employee shall be entitled to the benefits set forth below (the “Fringe Benefits”) during the Term of Employment:

(a) Employee shall be eligible to participate in any health, life, accident or disability insurance plan (including Death Benefit Only (DBO) plan [salary continuation at death], Tier II (50% of salary)), sick leave or other benefit plans or programs made available to other similarly situated employees of Company as long as they are kept in force by Company and provided that Employee meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs.

(b) Employee shall be entitled to Employee shall be entitled to personal time off (PTO), including paid vacation and personal days during each year subject to Company’s generally applicable policies or a total of three (3) weeks, whichever is greater. Employee shall give oral or written notice prior to the commencement of any vacation in excess of five (5) business days. Employee may not carry over from one year to the next any unused vacation or personal days during the Term of this Agreement.

(c) Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of documentation therefore in accordance with Company’s regular reimbursement procedures and practices in effect from time to time. Payment to Employee will be made upon presentation of expense vouchers in such detail as Company may from time to time require.

(d) Company shall provide Employee with a car to be used by Employee in connection with Employer’s business or a car allowance, which in total cost to Company shall not exceed One Thousand Dollars ($1000.00) per month. In the event Company does provide Employee with a car, Company shall pay for insurance and general maintenance for such car. Employee may at his option elect to receive a car allowance of One Thousand Dollars ($1000.00) per month in lieu of a company car.

7. Disability. If Employee suffers a Disability, Company may terminate Employee’s employment relationship with Company at any time thereafter by giving Employee ten (10) days written notice of termination. Thereafter, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit to Employee, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation accrued through the date of termination, (b) a pro rata portion of the Annual Bonus earned to the date of termination of employment, if any, to the extent payable hereunder and to the extent approved by the Board’s Compensation Committee for executive officers of Company. For determining the portion of the Annual Bonus, if any, payable under this Section or any other applicable Section in this Agreement, the parties agree that the initial calculation for the twenty percent (20%) level is subjective and payment thereof is discretionary and, therefore, will be treated as follows: Employee’s portion of the Annual Bonus, if payable, shall be no lower than the lowest amount and no greater than the greatest amount paid to an executive who is similarly situated and that amount shall be prorated to the date of termination of Employment. The portion of the Annual Bonus, in excess of twenty percent (20%), if payable, shall be determined accordance with the formula established by Company’s Compensation Committee. In the event that Annual Bonus calculation methodology is revised or amended, any payment due hereunder shall be determined in accordance with the then applicable formula, and (c) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

8. Death. If Employee dies during the Term of Employment, the Term of Employment and Employee’s employment with Company shall terminate as of the date of Employee’s death. Company shall have no obligation to Employee or Employee’s estate for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation that have accrued through the date of Employee’s death, (b) a pro rata portion of the Annual Bonus (in accordance with the methodology set forth in Section 7 above) earned to the date of Employee’s death, if any, to the extent payable hereunder and to the extent approved by the Board’s Compensation Committee for executive officers of Company, and (c) reimbursement of appropriately documented expenses incurred by Employee before Employee’s death, to the extent that Employee would have been entitled to such reimbursement but for his death.

9. Termination for Cause. Company may terminate Employee’s employment relationship with Company at any time for Cause. Upon termination of Employee under this Section 9, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or other form of compensation or benefits other than (a) amounts of Base Compensation through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

10. Termination without Cause. Company may terminate Employee’s employment relationship with Company at any time without Cause. Notwithstanding termination of Employee’s employment under this Section 10, Employee shall receive (a) amounts of Base Compensation, (b) Annual Bonus (in accordance with the methodology set forth in Section 7 above), (c) the Severance Payment (as fully described in Exhibit “A” attached hereto and made a part hereof by this reference), and (d) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

11. Termination by Employee. Employee may terminate his employment at any time upon at least forty-five (45) days prior written notice to Company. If Employee terminates his employment, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

12. Consideration. Employee agrees and acknowledges that Employee is agreeing to be bound by the terms of this Agreement, including without limitation the provisions of Sections 13 and 14, in consideration of Company’s agreement to pay in full all amounts due hereunder including the Signing Bonus, which consideration Employee agrees to be adequate consideration for Employee’s obligations hereunder.

13. Company Property. All advertising, sales and other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company’s direction or for Company’s use or otherwise in connection with Employee’s employment hereunder, are and shall remain the sole property of Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Company requests the return of such materials at any time during Employee’s employment or after the termination of Employee’s employment, Employee shall deliver all copies of the same to Company immediately. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee’s personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to the discharge of Employee’s duties as an officer of Company or any other legitimate non-competitive business purpose.

14. Non-Competition, Non-interference, Trade Secrets, Etc. Employee hereby acknowledges that, during and solely as a result of his employment by Company, Employee will have access to Confidential Information and business and professional contacts. In consideration of such special and unique opportunities afforded by Company to Employee as a result of Employee’s employment and the other benefits referred to in Section 12 of this Agreement, Employee hereby agrees as follows:

(a) For the duration of the Restricted Period, Employee shall not directly or indirectly (A) engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States (the “Restricted Area”), which is involved in or any other business activities which are the same as, similar to or in competition with the Business at the time of the termination of Employee’s employment; provided however, that nothing contained in this Section 14 shall prevent Employee from holding for investment no more than three percent (3%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system (Notwithstanding the foregoing, upon termination of Employee’s employment, Employee shall be permitted to accept a position (as a shareholder, partner, employee, or otherwise) with a firm in the business of Accounting and/or Consulting services. However, in providing Accounting and/or Consulting Services to clients of said firm, Employee will comply with the requirements of Sections 14(a) and (c) of this Agreement for duration of the Restricted Period.); or (B) (i) solicit, divert, take away or attempt to solicit, direct or take away any Customer or potential customer of Company for the purpose of providing or selling products or services that are similar to or competitive with those provided by Company, if Company is then still engaged in the provision or sale of that type of good or service or in any way cause any such Customer or potential customer of Company to cease doing or reduce the amount of business it does with Company; or (ii) solicit for employment or in any other fashion hire, or induce or attempt to influence any employee to terminate his or her employment with Company.

(b) During the Term of Employment, Employee shall not, directly or indirectly, disclose or otherwise communicate to any of the Customers or potential customers of Company, its Affiliates or any Subsidiary thereof that he is considering terminating, or has decided to terminate, employment with Company. Following the termination of Employee’s employment, Company shall have sole discretion to determine who may on behalf of Company notify the clients, customers or accounts of Company of the termination of Employee’s employment, and the form, substance and timing of such notification. Company shall inform Employee of the identity of all persons or entities to be so notified and provide to Employee a copy of any written notice to such persons or entities at least ten business days prior to its dissemination to allow Employee to object to or otherwise challenge the content of the written notice and/or its dissemination.

(c) Employee shall not use for Employee’s personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any “Confidential Information” which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company as such relate specifically to collection and/or management of accounts receivable and the CRM business services, made known to Employee or learned or acquired by Employee while in the employ of Company, but Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the trade or the general public. All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by Employee or made available to Employee concerning the business of Company shall be Company’s property and shall be delivered to Company promptly upon the termination of Employee’s employment with Company or at any other time on request. The foregoing provisions of this Subsection 14(c) shall apply during and after the period when Employee is an employee of Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company’s interest in confidential information, trade secrets and the like. At the termination of Employee’s employment with Company, Employee shall return to Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee’s personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to Employee’s discharge of Employee’s duties as an officer of Company or other legitimate non-competitive business purpose.

(d) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Employee is an employee of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with the Business or with any business now or hereafter during the time of Employee’s employment hereunder carried on or known by Employee to be contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

(e) Employee acknowledges that the restrictions contained in the foregoing Subsections (a), (b), (c) and (d), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, that their enforcement will not impose a hardship on Employee or significantly impair Employee’s ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Employee therefore acknowledges that, in the event of Employee’s violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

(f) If the Restricted Period or the Restricted Area specified in Subsections (a) and (b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. Employee hereby expressly consents to the jurisdiction of any court within the Commonwealth of Pennsylvania to enforce the provisions of this Section 14, and agrees to accept service of process by mail relating to any such proceeding. Company may supply a copy of Section 14 of this Agreement to any future or prospective employer of Employee or to any person to whom Employee has supplied information if Company determines in good faith that there is a reasonable likelihood that Employee has violated or will violate such Section.

15. Consent to Jurisdiction/Arbitration. Subject to the provisions of Subsection 14(e) regarding enforcement of non-competition provisions of this Agreement, any other dispute, controversy or claim arising out of or relating to this Agreement or the breach or alleged breach of this Agreement shall be settled by arbitration in Montgomery County, Pennsylvania in accordance with the commercial arbitration rules, then obtaining, of the American Arbitration Association, and judgment upon any such arbitration award rendered by the arbitrators may be entered in any state or federal court sitting in Pennsylvania. If the parties to any such dispute, controversy or claim are unable to agree upon an arbitrator or arbitrators, then three arbitrators shall be appointed by the American Arbitration Association, as it may determine, in accordance with the commercial arbitration rules and practices, then obtaining, of such Association. If the parties to any such dispute, controversy or claim shall agree upon two arbitrators, but such parties or such arbitrators shall be unable to agree upon a third arbitrator, then only such third arbitrator shall be appointed as aforesaid by the American Arbitration Association. Each of the parties and the arbitrators shall use its best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto or submitted in connection therewith and, in the event of judicial proceedings for the enforcement of this paragraph or any award pursuant thereto, shall cooperate to seal the record of any such arbitration or judicial proceedings.

16. Miscellaneous.

(a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or five (5) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

If to Employee:

John Schwab

325 Rhoads Ave.

Haddonfield, NJ 08033

If to Company:

Steven L. Winokur, Chief Financial Officer

NCO Group, Inc.

507 Prudential Road

Horsham, PA 19044

with a copy, given in the manner prescribed above, to:

Joshua Gindin

General Counsel

NCO Group, Inc.

507 Prudential Road

Horsham, PA 19044

In addition, notice by mail shall be by airmail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

(d) Binding Nature of Agreement. This Agreement shall be binding upon Company and shall inure to the benefit of Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee’s heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee’s death or Disability, any rights of Employee hereunder shall be transferred to Employee’s estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve Company of its obligations to Employee if any such assignee fails to perform such obligations.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of who shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when such number of counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(g) Prior Agreements. Employee represents to Company that except as he otherwise previously disclosed to Company, there are no restrictions, agreements or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee’s execution or performance of this Agreement.

(h) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the employment of Employee by Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company’s employees generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

(i) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(j) Number of Days. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

(k) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(l) Survival. All provisions of this Agreement which by their terms survive the termination of Employee’s employment with Company, including without limitation the covenants of Employee set forth in Sections 13 and 14 and the obligations of Company to make any post-termination payments under this Agreement, shall survive termination of Employee’s employment by Company and shall remain in full force and effect thereafter in accordance with their terms.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

NCO FINANCIAL SYSTEMS, INC.
By:

	Name:	Joshua Gindin
	Title:	EVP

John Schwab

Exhibit “A”

EMPLOYMENT AGREEMENT OF JOHN SCHWAB

COMPENSATION SCHEDULE

A.

Base Compensation: The Employee shall, during the Term, be paid a Base Compensation an annual base salary (the “Base Salary”) of Two Hundred Thirty Five Dollars ($235,000). The Base Salary shall be payable in installments, in arrears, in accordance with the Company’s regular payroll practices, but not less often than monthly. Employee’s Base Compensation shall be adjusted annually, commencing January 1, 2005, by not less than the prevailing Consumer Price Index (CPI) for the Philadelphia, Pennsylvania area.

B.

Annual Bonus: In addition to the Base Compensation, so long as Employee satisfies the duties and obligations of his employment, including meeting individual annual goals and objectives and Company’s overall performance, Employee shall be entitled to receive an Annual Bonus determined in a fair and equitable method consistent among similarly situated executive officers of the Company. Employee’s Annual Bonus shall be in an amount up to seventy five percent (75%) of the Base Compensation (made up of eighty percent (80%) cash and twenty percent (20%) in deferred stock units, two (2) year unrestricted vesting). The Annual Bonus shall be paid out of a bonus pool of funds established by the Company’s Board Compensation Committee based on the Company’s economic performance and other extenuating circumstances, if any, together with input from the Chief Executive Officer of the Company. The foregoing notwithstanding, and subject to the provision applicable to Annual Bonus set forth in Section 7, the payment of the Annual Bonus shall be totally in the discretion of the Board’s Compensation Committee who may determine to pay a portion of or not to pay any Annual Bonus. For the purposes hereof, Employee shall be treated in a similar manner as Company’s executive officers.

C.

Stock Option Plan: As additional compensation, Employee shall receive an option to purchase up to Twenty Five Thousand (25,000) shares of the common stock of NCO Group, Inc., parent company of Company, at the closing per share price on the date hereof. The options shall be subject to the terms and conditions of the Company’s Stock Option Plan as such is or may be amended from time to time.

D.

Severance Payment: In the event that Employee’s employment is terminated by Company during the Term, Employee shall be entitled to receive severance payments, in accordance with Company’s standard payroll practices, as follows:

(a)	Termination without cause during the Term: eighteen (18) months (the “Severance Period”) at Base Compensation; and

(b)

Termination without cause during an Additional Term: for each extension of this Agreement for an Additional Term of one year, the Severance Period shall be reduced by three (3) months, i.e., the Severance Period shall be fifteen (15) months during the first (1st) Additional Term, twelve (12) months during the second (2nd) Additional Term, etc.

In addition to the foregoing severance payments for each month that the employee receives severance payments, Employee shall also be entitled to Fringe Benefits, at Company’s expense.

NCO FINANCIAL SYSTEMS, INC.
By:

	Name: Title:	Joshua Gindin EVP

JOHN SCHWAB